Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [x]

Filed by the Party other than the Registrant [ ]

Check the appropriate box:

[x]      Preliminary Proxy Statement
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-
12

                                               COMMERCE GROUP CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)     COMMERCE GROUP CORP.

Payment of Filing Fee (Check the appropriate box):

[x] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2). [ ]
$500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3). [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


(4) Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount Previously Paid:
(2)      Form, Schedule or Registration Statement No.:
(3)      Filing Party:
(4)      Date Filed:

                                       COMMERCE GROUP CORP
                                              6001 North 91st Street
                                          Milwaukee, Wisconsin 53225-1795


                                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                      To Be Held On Friday, October 16, 1998

To the Shareholders of Commerce Group Corp.:

The Annual Meeting of Shareholders of Commerce Group Corp. (the "Company") will be held at the Tripoli Country Club, 7401 N. 43rd Street, Milwaukee, Wisconsin 53209, on Friday, October 16, 1998, at 3:00 p.m. (local time) for the following purposes:

1. To elect two directors to serve for the period specified herein and until their successors are elected and qualified;

2. To vote upon and approve the Company's proposed reincorporation from Delaware to Wisconsin by merger into its newly-formed, wholly-owned Wisconsin subsidiary.

3. To ratify the selection of Bruce Michael Redlin, C.P.A. as the Company's independent accountant for the fiscal year ended March 31, 1999; and

4. To transact such other business as may be properly brought before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on Wednesday, August 19, 1998, as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

YOU ARE INVITED TO ATTEND THIS MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, YOU ARE URGED TO PROMPTLY SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY. IF YOU RETURN AN EXECUTED PROXY AND THEN ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. ATTENDANCE AT THE MEETING WILL NOT BY ITSELF REVOKE A PROXY.

                                              By Order of the Board of Directors



                                              Edward A. Machulak

                                              Executive Vice President
                                              and Corporate Secretary
August 20, 1998
Milwaukee, Wisconsin

                                               COMMERCE GROUP CORP.
                                              6001 North 91st Street
                                          Milwaukee, Wisconsin 53225-1795


                                                  PROXY STATEMENT


                                                  August 20, 1998

                                                  --------------


This Proxy Statement is furnished by the Board of Directors of Commerce Group Corp. (respectively the "Board" and the "Company" or "Commerce") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held at 3:00 p.m. C.D.T. on Friday, October 16, 1998, or at any adjournment thereof (the "Annual Meeting" or "Meeting") pursuant to the Notice of said Meeting. This Proxy Statement and the proxies solicited hereby are being first mailed to shareholders of the Company on or about August 20, 1998.

SHAREHOLDERS ARE URGED, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL
MEETING, TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. You may revoke your proxy at any time prior to its exercise by giving written notice to the Secretary of the Company. If you return an executed proxy and then attend the Annual Meeting, you may revoke your proxy and vote in person. Attendance at the Annual Meeting will not by itself revoke a proxy.

Unless otherwise directed in the accompanying proxy, persons named therein will vote FOR the election of the two director nominees listed herein, FOR the reincorporation proposal and FOR the ratification of the selection of Bruce Michael Redlin, C.P.A. as the Company's independent accountant for the fiscal year ended March 31, 1999. As to any other business that may properly come before the Meeting, the proxy holders will vote in accordance with the recommendations of the Board of Directors.

                                                 VOTING SECURITIES

The close of business on August 19, 1998 has been fixed as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of August 19, 1998, there were issued, outstanding and entitled to vote 11,112,670 shares of Commerce's common stock, $0.10 par value (common stock). Each share of common stock entitles the shareholder to one vote on all matters presented at the meeting.


                              PRINCIPAL SHAREHOLDERS AND OWNERSHIP BY MANAGEMENT

The following  table sets forth  certain  information  regarding the  beneficial ownership  of  Commerce's  common  stock as of August 19,  1998,  by each of its directors who own Commerce common stock,  all directors and officers as a group,
and  each  shareholder  who  beneficially   owns  more  than  5%  of  Commerce's
outstanding common stock.
                                                                                                  Amount and Nature of
                                                                                               Beneficial Ownership (1)(2)

Name and Address of Beneficial Owner*               Position                           Shares            Percent
Edward L. Machulak                      Chairman of the Board, Director,             1,625,558(3)         14.63%
                                        President, Treasurer, Director Emeritus,
                                        Member of the Audit and Executive
                                                       Committee

Edward A. Machulak                      Director, Executive Vice President,            102,458(4)           .92%
                                        Secretary and Member of the Executive
                                        Committee


Sidney Sodos                            Director and Member of the Audit                   31,200           .28%
                                        Committee

Clayton H. Tebo                         Director and Member of the Audit                   24,951           .22%
                                        Committee

General Lumber & Supply Co., Inc. (General Lumber)                                     868,000(3)          7.81%
                                                                                     ------------

All Directors, Officers and Affiliates as a Group (4)                                   2,652,167         23.86%


*All directors and beneficial owners listed above can be contacted through Commerce's offices located at 6001 N. 91st Street, Milwaukee, Wisconsin 53225-1795.

(1) Unless otherwise indicated, shares shown as beneficially owned are those as to which the named person possesses sole voting and investment power.

(2) All shares indicated are based on common stock, after the exercise of rights.

(3) The 1,625,558 common shares owned directly by him as of July 14, 1998 include the 97,161 shares held jointly with his wife, but do not include the 7,500 shares borrowed by the Company, the 5,750 shares due for interest on the shares borrowed or pledged on behalf of the Company, and the 868,000 shares owned by General Lumber, a privately-held company in which he owns 55% of the common shares. If these 881,250 shares were added to the 1,625,558 common shares owned by him directly, then the total shares under his control amount to 2,506,808 and would represent a 22.56% ownership of shares based on 11,112,670 common shares issued and outstanding. This total number of shares does not assume the exercise of the 1,327,400 existing stock options into common shares of which 83,900 option shares are owned by his wife, 68,000 shares are owned by General Lumber, and the balance are owned by unrelated parties.

         The number of common shares owned by Sylvia Machulak, wife of Edward L. Machulak, the President of the Company, personally as of July 14, 1998, is 115,967. The number of shares owned by the Sylvia Machulak Rollover Individual Retirement Account as of July 14, 1998, is 250,000. If the shares owned by Sylvia Machulak and her Rollover Individual Retirement Account were added to the 2,506,808 above described shares owned by him, then the total shares would amount to 2,872,775, or a 25.85% ownership. Mr. Machulak disclaims any beneficial interest in these shares owned by Sylvia Machulak, except the 97,161 shares held jointly.

(4) Does not include 1,000 shares owned by Carol A. Machulak, Edward A. Machulak's wife, in which he disclaims any beneficial interest.

                                      PROPOSAL NO. 1--ELECTION OF A DIRECTOR

Nominees for Election

The Company's Directors, for continuity, are divided into three Classes: I, II and III, to permit staggered terms for each class of Directors. They are elected by class at each annual meeting. At this annual meeting, two directors will be elected to serve until the next election of the Class III Directors, for which such Directors shall have been chosen and until their successors shall be elected and qualified. The Directors are elected for a three-year term. The nominees receiving the greatest number of votes at this annual meeting for the two Director vacancy positions will be elected. Four Directors constitute the total number of Directors.

The nominees for election as Class III Directors at this Annual Meeting are set forth in the table below. One is an incumbent Director who was elected at the 1995 Annual Meeting of Shareholders for a three-year term and the other nominee was elected on February 9, 1998. The nominees have consented to serve as Directors if elected. Unless authority to vote for any Director is withheld in a proxy, it is intended that each proxy will be voted FOR such nominee. In the event that the nominees for Directors should before the Meeting become unable to serve, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominees as may be recommended by the Company's existing Board of Directors, unless other directions are given in the proxies. To the best of the Company's knowledge, the nominees will be available to serve.

The Board of Directors recommend a vote FOR the nominees listed below.

                                                                                                           Class Expiration of
         Nominee                     Age                    Position               Director Since            Term of Office
         -------                                                                                             --------------
Edward L. Machulak                    72                    Director           September 14, 1962            Class III, 2001
Sidney Sodos                          60                    Director           February 9, 1998              Class III, 2001


Edward L. Machulak, age 72, has been employed by the Company since September 1962. Mr. Machulak has served as the President, Director, and Chairman of the Board of Directors of the Company since 1962, Treasurer since 1978, and on March 11, 1991, he was elected as a Member of the Directors' Executive Committee. On February 9, 1998, he was elected as a member of the Audit Committee.

He is a  Director  and the  President  for each of the  Company's  subsidiaries:
Homespan Realty Co., Inc.; Piccadilly Advertising Agency, Inc.; San Luis Estates, Inc.; San Sebastian Gold Mines, Inc.; and Universal Developers, Inc. He is the authorized representative of the Commerce/Sanseb Joint Venture. He is a Director and Treasurer of Mineral San Sebastian S.A. de C.V. Also, he is involved in various capacities with the following companies: General Lumber & Supply Co., Inc., Director; Edjo, Ltd., Director and Secretary; and Landpak, Inc., Director and Secretary.

Sidney Sodos, age 60, has been elected as a Class III Director and as a Member of the Audit Committee on February 9, 1998. Mr. Sodos is the senior member of the law firm of Sodos, Kafkas & VanEss, S.C. He is licensed and has practiced law in the federal and state courts in the State of Wisconsin for a period of more than 35 years. He specializes in corporate litigation and media law. He was the Executive Director of the American Federation of Television and Radio Artists in the States of Wisconsin and Illinois (1974-1981). He served as a member of the North Shore East Water Trust, a division of a local municipality. He also was a moderator of a radio program (WTMJ Milwaukee, Wisconsin) "The Law and Sometimes Justice."

Other Directors Whose Terms of Office Have Not Expired

Class I Director - term expires in 1999

Clayton H. Tebo, age 85, has been a Director of the Company since March 11, 1991. He was elected as a member of the Audit Committee on February 9, 1998. Mr. Tebo had been a Director of the Company from the Company's inception, September 1962 through March 1, 1969. Mr. Tebo has been retired since March 6, 1969, however, he has been retained from time to time by the Company as a consultant for special projects. He also was the special assistant to the President prior to and after his 1969 retirement.

Class II Director - term expires in 2000

Edward A. Machulak , age 46, (son of the Chairman and President) has been a Director since October 28, 1985, and he was elected as a member of the Directors' Executive Committee on March 11, 1991; Executive Vice President as of October 16, 1992; Secretary as of January 12, 1987; and he was the Assistant Secretary from April 15, 1986 through January 12, 1987. His business experience is as follows: Director and Corporate Secretary of General Lumber & Supply Co., Inc., a building material wholesale and retail distribution center from April 1, 1970 to November 1983; Director and President of Gamco, Inc., a marketing and advertising company, from November 1983 to present; Director and President of Circular Marketing, Inc., an advertising and marketing business, from March 1986 to present; Director and President of Edjo, Ltd., a company involved in the development, subdividing and sale of land and real estate from June 7, 1973 to present; Director and President of Landpak, Inc., a corporation which owns, operates, manages and sells real estate from September 1985 to present; and he was involved in other corporate real estate ventures and business activities since 1976.

Committees and Meetings

The Board of Directors has an Audit Committee and an Executive Committee. It does not have a Compensation or Investment Committee as the Board of Directors in its entirety or the Executive Committee act on those matters.

The Audit Committee of the Board of Directors which was formed on February 9, 1998, currently consists of three members: Messrs. Edward L. Machulak, Sidney Sodos and Clayton H. Tebo. The Audit Committee reviews, acts on, and reports to the Board of Directors with respect to auditing performance and practices, risk management, credit risks, financial accounting and tax matters. The Committee reviews the selection of the Company's independent accountant, the scope of the annual audit, the nature of non-audit services, the fees to be paid to the independent accountant, the performance of the Company's independent accountant, the accounting practices of the Company, and all matters related. It meets every quarter after the regular quarterly Directors' meeting. There is no compensation.

The Executive Committee of the Board of Directors currently consists of Messrs. Edward L. Machulak and Edward A. Machulak (son of the President). The Executive Committee was formulated to provide the authority to act on behalf of the Directors during such time when the Directors are not in session; two members of the Directors are elected to this committee. The Executive Committee provides additional resources to assist management in making strategic decisions, consults with management on technical, tactical, organizational and administrative matters, acquisitions and dispositions, exploration targets, mergers and policies regarding the long-term growth of the Company. The fee paid to the Directors, except the President, is $400 for each meeting attended.

During the Company's fiscal year ended March 31, 1998, the Board of Directors met four times at the regularly scheduled meeting and once at the Annual Directors' meeting. The Audit Committee was newly formed on February 9, 1998 and did not have any meetings during this fiscal year. The Executive Committee had eight meetings. All of the Directors holding office attended 100% of the Director and Executive Committee meetings, except Mr. Sidney Sodos who was elected as a Director and as a member of the Audit Committee on February 9, 1998. The Director's fees (excluding the President) are based on a minimum of four quarterly scheduled meetings held in February, May, August and November of each year at $1,200 for each meeting held. These fees, together with travel and out-of-pocket expenses, if any, are payable quarterly on the date of each quarterly scheduled meeting or if no quarterly meeting is held then such fees are payable on the second Monday of said month that the meeting was to be held. On January 1, 1981, the Directors unanimously agreed by resolution that cash payment of Directors' fees will be deferred until such time as the Company has adequate annual operating profits and a cash flow to make such payments. This resolution was reconfirmed on October 16, 1992. On September 16, 1994, at the Annual Directors' Meeting, the Directors unanimously adopted a resolution that in lieu of cash payment of Directors' fees, the Directors have a right to obtain the Company's common shares on or before the close of each fiscal year based on the lowest bid price during the twelve-month period preceding the issuance of the common shares. The Directors are encouraged to own the Company's common shares. During March 1998, three Directors exercised their rights to convert the sum due to them for Director fees and Officer compensation which combined amounted to $20,800 for 20,800 of the Company's common shares. The conversion price on March 20, 1998, for these shares was based on the low bid price of $1.00 per share.

                                              EXECUTIVE COMPENSATION

                                            SUMMARY COMPENSATION TABLE

The  following  table  discloses  compensation  for the three fiscal years ended
March 31, earned,  but not received  (accrued) by the Company's  Chief Executive
Officer; there was no other Company Executive Officer who was paid in excess of $100,000 in compensation in this fiscal year:

                             Annual Compensation (1)

Name and Principal Position        Year                   Salary($)                 Bonus($)      All Other Compensation ($)(2)(3)
---------------------------
Edward L. Machulak                 1998      $165,000 (None Paid-Accrued)         (1) & (1)(a)                  None
(Chairman, Chief Executive         1997      $139,875 (None Paid-Accrued)         (1) & (1)(a)                  None
Officer and Treasurer)             1996      $114,750 (None Paid-Accrued)         (1) & (1)(a)                  None


(1) The salaries payable to Edward L. Machulak amount to $1,509,015 and were accrued since April 1, 1981, or for a period of 17 years: 11 years at $67,740, four and one-half years at $114,750, and one and one-half years at $13,750. The accrual of salaries is at the request of the Company to assist the Company with its cash preservation. The salaries do not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or ten percent of the total amount of accrued annual salary and bonus owed to him.

(1)(a) On February 16, 1987, by a Consent Resolution of all of the Directors, Edward L. Machulak, the President, was awarded as a bonus compensation the following: For a period of twenty (20) years, commencing the first day of the month following the month in which the Company begins to produce gold from its El Salvadoran gold mining operations, the Company will pay annually to the President two percent (2%) of the pre-tax profits earned from these operations. The pre-tax profits for the fiscal year ended March 31, 1998 amounted to $117,699, therefore, the sum of $2,353.98 is due and payable to him.

(2) On March 11, 1991, the Directors decided that it would be in the best interest of the Company to reactivate its Executive Committee with authority to act on behalf of the Directors during such time when the Directors are not in session; two members were elected to this committee. The Executive Committee meets each month or more often when a regular Directors' meeting is not held. The members of the Executive Committee (excluding the President of the Company, who is a Director and a member of the committee) received a $400 compensation fee for each meeting attended. On February 9, 1998, the Directors formed an Audit Committee which will meet after each quarterly meeting providing there is business to be conducted. During the fiscal period ended March, 31, 1998, no meetings were held and there is no additional compensation.

(3) Members of the Board of Directors who were Directors as of December 5, 1979, and Directors thereafter who have been a Director for a period of 15 years or more and do not stand for re-election shall become Directors Emeriti. Such Directors are entitled to receive notice of all Board meetings, to attend such meetings, and to receive Directors' fees regardless of attendance at any meeting, at a fee of not less than that provided prior to becoming a Director Emeritus. An individual serving solely as a Director Emeritus is not entitled to vote on any matter before the Board nor to be counted as a member of the Board for the purpose of determining a quorum. At present, there is no person who is not a Director that qualifies as a Director Emeritus.

(4) There have never been any arrangements or understandings between any Director and any other person pursuant to which any Director was selected as a Director.

                             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                    AND FISCAL YEAR-END OPTION/SAR VALUES

There were no Options/SAR benefits provided to any Officers for compensation during this fiscal period.

Board Compensation Committee Report on Executive Compensation

The Company's executive compensation program is administered by all of the Directors; presently Edward L. Machulak, Edward A. Machulak, Sidney Sodos and Clayton H. Tebo. During the fiscal year ended March 31, 1998, the Directors have considered many factors such as business performance, cash preservation, Company goals, and whatever other component that was necessary to arrive at a just compensation for the Company's Officers. They also considered the needs of attracting, developing, rewarding and retaining highly qualified and productive individuals by providing them with attractive compensation awards. The Directors want to ensure compensation levels that are externally competitive and internally equitable, therefore, the Directors agreed to provide an encouraging executive stock ownership program to enhance a mutuality of interest with other shareholders. The Directors are committed to a strong, positive link between the Company's achievement of its goals, taking into consideration its financial condition and compensation and benefits plans.

Base Salary

The Directors review each executive officer's salary annually. In determining appropriate salary levels, they consider the level and scope of responsibility, experience, Company and individual performance, internal equity, as well as pay practices of other companies relating to executives of similar responsibility. By design, they strive to set executives' salaries at competitive market levels.

They  believe  maximum   performance  can  be  encouraged  through  the  use  of
appropriate incentive programs. Incentive programs for executives are as follows:

Annual Incentives

Annual incentive awards are made to executives and managers to recognize and reward corporate and individual performance. The Directors' plan provides an incentive fund. A portion of the available bonus is reserved for discretionary performance awards by the Company's President for other employees whose efforts and performance are judged to be exceptional. Due to the Company's preservation of cash and because the Company has limited revenues and it is not in full gold production, the incentives have been deferred, but are expected to be payable at some future date.

The amount individual executives may earn is directly dependent upon the individual's position, responsibility, and ability to impact the Company's financial success. External market data is reviewed periodically to determine competitive incentive opportunities for individual executives.

Equity-Based Compensation
Non-Statutory Stock Option ("NSO") and Stock Appreciation Rights ("SAR") Plans

The purpose of these plans is to provide additional incentives to employees to work to maximize shareholder value. The NSO and SAR plans generally utilize a vesting period to encourage key employees to continue in the employ of the Company. The Directors are charged with responsibility for administering and granting non-statutory stock options and stock appreciation rights. Due to the Company not being in full gold production, thus indeterminable profits, no NSOs or SARs have ever been granted, but it is intended to provide these benefits at such time in the future as determined by the Directors.

Commerce Group Corp.'s 1994 Services and Consulting Compensation Plan

A Securities and Exchange Commission Form S-8 Registration Statement under the Securities Act of 1933 had been filed and was effective as of April 4, 1994, Registration No. 33-77226, registering a total of 500,000 of the Company's common shares, $0.10 par value. The purpose of this filing is to provide employees, consultants and others that perform services for the Company, its common shares in lieu of cash for services rendered. The Plan also provides that the Directors may provide stock and/or option grants under the terms and conditions of this agreement. Since April 4, 1994, the Company has issued under this Plan its common shares in payment for compensation as follows: Director fees, including accumulated fees from prior years, 40,952; due to Officers, 32,148; employee bonuses, 165,736; consulting fees, 39,700; and for services rendered, 199,661; for a total of 478,197 shares.
Five hundred common shares were issued to the President.

Chief Executive Officer

In order to induce the President of the Company, Mr. Edward L. Machulak, to continue using his best efforts to place the gold mines into full production, the Directors have assured him that he will be adequately compensated for his achievements. This additional recompense is to make certain that the Company's goal to produce gold is realized. The Directors believe that the maximum performance will be achieved due to the assurance of this promise.

The fact that the President of the Company has not received any cash payment for salaries for more than 17 years and that the value of the amount due to him has deteriorated due to inflation and other factors, the Directors have agreed to justly take these conditions into consideration at such time when the Company will be in a position to make a cash or any other mutually satisfactory payment arrangement.

The Directors believe that the Company's President is achieving the Company's objective considering that the funding arrangements continue to be problematic.

Employment Agreements

With the exception of the disclosure made herein relative to Mr. Edward L. Machulak's (President) bonus compensation, and because the Directors have agreed that he will be adequately compensated at such time as the Company's Joint Venture will be producing gold, he has no separate employment agreements, but he has a general understanding of the incentive compensation to be provided to him. There are no termination or severance arrangements.

                                                 PERFORMANCE GRAPH

The following Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Media General Financial Services of Richmond, Virginia prepared the Company's Performance Graph assuming that $100 was invested on April 1, 1993, by the purchase of the Company's shares and it then compares the Company's performance over a five-year period against two measurements: the NASDAQ Market Index (used as the Broad Market Index) and the Peer Group Index (Industry SIC Code Index 1041--Gold Ores). Comparisons are made using two peer groups. Last year's peer group is known as the "Old Peer Group" and this year's peer group is known as the "New Peer Group. The New Peer Group was expanded to include additional mining companies. The graph also assumes the reinvestment of dividends, if any, for each measurement period.

The information shown on the chart below is historical and does not reflect the value of the gold ore reserves.

[The chart/graph could not be converted into ASCII. The data used to make the chart/graph is listed below.]


                                   COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                                      OF COMPANY, PEER GROUP AND BROAD MARKET
                                              FISCAL YEAR ENDING MARCH 31


              COMPANY                     1993           1994           1995           1996         1997            1998
              -------
COMMERCE GROUP CORP.                       100          64.71          211.76         129.41       100.00          44.12
NASDAQ MARKET INDEX                        100          115.57         122.61         164.91       184.50          278.82



                                                       9






OLD PEER GROUP                             100          202.46         153.06         315.32       233.12          106.87
NEW PEER GROUP                             100          139.61         100.70         135.86       115.32          67.44


The Broad Market Index chosen was the NASDAQ Market Index.

                                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

(a) Transactions with Management and Others

The Company's past revenues have been insufficient to meet its financial obligations when they became due. Various transactions with management on an individual basis and with the affiliates were entered into by the Company in order to utilize assets whenever possible, other than cash to meet its or its affiliates' obligations when due and thereby preserve the Company's cash resources for use in meeting its other liabilities. These disclosures are updated herein as follows:

(1) Edward L. Machulak Transactions (President of the Company)

With the consent and approval of the Directors, the President of the Company, as an individual and not as a Director or Officer of the Company, entered into the following financial transactions with the Company, the status of which is reflected as of March 31, 1998:

The Company, in an attempt to preserve cash, had prevailed on its President to accrue his salary for the past 17 years: 11 years at $67,740 annually ($745,140); four and one-half years at $114,750 annually ($516,375); and one and one-half years at $13,750 ($247,500) for a total of $1,509,015.

The amount of funds which the Company has borrowed from its President from time to time, together with accrued interest, amounts to $2,219,984. To evidence this debt, the Company had issued its President a series of open-ended, secured, on-demand promissory notes, with interest payable monthly at the prime rate plus 2%, but not less than 16% per annum.

In order to satisfy the Company's cash requirements from time to time, the Company's President has sold or pledged as collateral for loans, shares of the Company's common stock owned by him. In order to compensate its President for selling or pledging his shares on behalf of the Company, the Company has made a practice of issuing him the number of restricted shares of common stock equivalent to the number of shares sold or pledged, plus an additional number of shares equivalent to the amount of accrued interest calculated at the prime rate plus 3% per annum and payable monthly. The Company received all of the net cash proceeds from the sale or from the pledge of these shares. The Company returned all of the shares (222,950) borrowed from him and issued 40,036 restricted common shares in full payment for the interest during this fiscal period. It may owe additional common shares for such shares loaned or pledged by him for collateral purposes to others for the benefit of the Company, all in accordance with the terms and conditions of Director approved open-ended loan agreements dated June 20, 1988, October 14, 1988, May 17, 1989, and April 1, 1990.

On February 16, 1987, the Company granted its President, by unanimous consent of the Board of Directors, compensation in the form of a bonus in the amount of 2% of the pre-tax profits realized by the Company from its gold mining operations in El Salvador, payable annually over a period of 20 years commencing on the first day of the month following the month in which gold production commences. A sum of $2,354 is due to him as of the end of the fiscal year.

President's Ownership of Mineral San Sebastian S.A. de C.V. (Misanse) Common Shares

Prior proxy statements have detailed the circumstances in which the President has acquired on December 10, 1993, the ownership of 203 Misanse common shares. In addition, as of June 1995, he personally, for his own account, purchased an additional 264 Misanse common shares from a Misanse shareholder in an arms-length transaction. There are a total of 2,600 Misanse shares issued and outstanding. The Company has agreed in connection with the issuance of the mining concession from the Government of El Salvador not to exceed its 52% Misanse stock ownership.

Collateral Pledged to Secure the Promissory Notes

The following collateral is held by him: (1) 2,002,037 shares of the Sanseb $0.10 par value common stock; (2) 1,346 Mineral San Sebastian, S.A. de C.V. common shares, 100 colones par value; (3) 300 Homespan Realty Co., Inc. no par value common shares; (4) 1,800 Universal Developers, Inc. no par value common shares; (5) 419,000 International Property Exchange, Inc. $0.05 par value common shares; (6) one voting membership certificate of San Luis Valley Irrigation Well Owners, Inc.; (7) certificate no. 312 consisting of .001447 units of Augmentation Plan Number One of San Luis Valley Irrigation Well Owners, Inc.;
(8) 100 Piccadilly Advertising Agency, Inc. $0.10 par value common shares; (9) two Deeds of Trust to Colorado Public Trustee granted by San Luis Estates, Inc. to Edward L. Machulak are described as follows: one Deed of Trust is dated March 20, 1984, and includes four parcels of land; and the other Deed of Trust is dated October 4, 1982, and consists of six parcels of land located in the San Luis North Estates Subdivision, Costilla County, Colorado; (10) a deed of trust (jointly held with a related company in which he is involved) which contains approximately 331 acres of real estate known as the "Standing Rock Campground" located in the Lake of the Ozarks, Camden County, Missouri; (11) assignment with others, the concession granted to Misanse which was assigned by Misanse to the Joint Venture; (12) all of its current investment holdings; (13) all other miscellaneous assets owned by the Company filed under the Uniform Commercial Code requirements, and all other assets owned by the Joint Venture and/or its subsidiaries; (14) the assignment and pledge of all the rights, titles, claims, remedies, and interest held by the Commerce/Sanseb Joint Venture which was formed on September 22, 1987; and (15) the cross-pledge collateral rights.

(2) Edward L. Machulak Rollover Individual Retirement Account (ELM RIRA)

The Company had borrowed an aggregate of $469,987, including accrued interest, from the Company's President's ELM RIRA. These loans are evidenced by the Company's open-ended, secured, on-demand promissory note, with interest payable monthly at the prime rate plus 4% per annum, but not less than 16% per annum.

The following collateral is held by the ELM RIRA: (1) assignment with others, the concession granted to Misanse which was assigned by Misanse to the Joint Venture; (2) the assignment and pledge of all the rights, titles, claims, remedies, and interest held by the Commerce/Sanseb Joint Venture which was formed on September 22, 1987; and (3) the cross-pledge collateral rights.

(3) General Lumber & Supply Co., Inc. ("General Lumber")

Also with the consent and approval of the Directors, a company (General Lumber) in which the President has a 55% ownership entered into the following agreements, and the status is reflected as of March 31, 1998.

This related company has been issued an open-ended, secured, on-demand promissory note which at March 31, 1998 amounts to $1,182,709; the annual interest rate is 4% plus the prime rate, but not less than 16%, and it is payable monthly.

The Company leases approximately 4,032 square feet on a month-to-month basis for its corporate headquarters office; the monthly rental charge is $2,789, and the annual amount charged for the past three fiscal years is as follows: 1998,

$33,468; 1997, $33,468; and 1996, $28,316.

The same related company provides consulting, administrative services, use of data processing equipment, use of its vehicles and other property as required by the Company. Total charges for these services were as follows: 1998, $8,040; 1997, $7,950; and 1996, $7,920.

In lieu of cash payments for the office space rental and for the consulting, administrative services, etc., these amounts due are added each month to this related company's open-ended, secured, on-demand promissory note issued by the Company.

In addition, this related company does use its credit facilities to purchase items needed for the Joint Venture's mining needs.

The collateral  specifically  pledged to General Lumber  securing the Promissory
Note is as follows: (1) 48,645 San Luis Estates, Inc. common shares, $0.50 par value; (2) a deed of trust issued jointly with the President of the Company dated November 3, 1983, by and between Homespan Realty Co., Inc., as party of the first part, which is a lien on the 331-acre Standing Rock Campground located in Camdenton, Missouri; (3) an interest with the President of the Company in an assignment and pledge of all of the corporate assets and on all of its subsidiaries' assets which has been filed under the Uniform Commercial Code requirements; (4) assignment with others, the concession granted to Misanse which was assigned by Misanse to the Joint Venture; (5) the assignment and pledge of all the rights, titles, claims, remedies, and interest held by the Commerce/Sanseb Joint Venture which was formed on September 22, 1987; and (6) the cross-pledge collateral rights.

The Company purchased during its fiscal year ended March 31, 1998, on behalf of its Joint Venture, various items that it required from time to time. These purchases are believed to have been at a price and at terms equal to or better than generally offered to others.

(4) Sylvia Machulak Rollover Individual Retirement Account

The President's wife's Individual Retirement Account ("IRA") has the Company's open-ended, secured, on-demand promissory note in the sum of $243,218 which bears interest at an annual rate of prime plus three percent, but not less than 16% and the interest is payable monthly. On December 14, 1996, she acquired a four-year stock option to purchase 83,900 of the Company's restricted common shares at a price of $3.00 each which expires December 13, 2001. This stock option transaction had the same terms as were entered into with other third party arms-length transactions.

This IRA has as collateral the following: (1) 48,645 San Luis Estates, Inc. common shares, $0.50 par value; (2) 12 lots located in Fort Garland, Costilla County, Colorado; (3) 30 lots located in the San Luis North Estates Subdivision, Costilla County; (4) assignment with others, the concession granted to Misanse which was assigned by Misanse to the Joint Venture; (5) assignment and pledge of all the rights, titles, claims, remedies, and interest held by the Commerce/Sanseb Joint Venture which was formed on September 22, 1987; and (6) the cross-pledge collateral rights.

(5) Cross-Pledge Collateral Agreement

The President, Edward L. Machulak, as an individual and not as a Director or Officer of the Company, the Edward L. Machulak Rollover Individual Retirement Account, General Lumber, and the Sylvia Machulak Rollover Individual Retirement Account, individually are entitled to specific collateral that has been pledged to them by the Company, its subsidiaries, affiliates, and the Joint Venture. Upon default by the Company, or its subsidiaries, affiliates, or the Joint Venture, Edward L. Machulak, the Edward L. Machulak Rollover Individual Retirement Account, General

Lumber, and the Sylvia Machulak Rollover Individual Retirement Account have the first right to the proceeds from the specific collateral pledged to each of them. The Company, its subsidiaries, its affiliates, and the Joint Venture also have cross-pledged the collateral without diminishing the rights of the specific collateral pledged to each of the following: Edward L. Machulak, the Edward L. Machulak Rollover Individual Retirement Account, General Lumber, and the Sylvia Machulak Rollover Individual Retirement Account. The purpose and the intent of the cross-pledge of collateral is to assure Edward L. Machulak, the Edward L. Machulak Rollover Individual Retirement Account, General Lumber, and the Sylvia Machulak Rollover Individual Retirement Account, that each of them would be paid in full; and, any excess collateral that would be available is for the purpose of satisfying any debts and obligations due to each of the named parties. The formula to be used (after deducting the payments made from the specific collateral) is to total all of the debts due to Edward L. Machulak, the Edward
L. Machulak Rollover Individual Retirement Account, General Lumber, and the Sylvia Machulak Rollover Individual Retirement Account, and then to divide the total debt into each individual debt to establish each individual percentage of the outstanding debt due. This percentage then will be multiplied by the total of the excess collateral to determine the amount of proceeds derived from the excess collateral due to each of them.

(6) Cancellation of the Inter-Company Debts Upon Default

Since part of the collateral pledged to Edward L. Machulak, the Edward L. Machulak Rollover Individual Retirement Account, General Lumber, and the Sylvia Machulak Rollover Individual Retirement Account is the common stock of Homespan Realty Co., Inc., Piccadilly Advertising Agency, Inc., San Sebastian Gold Mines, Inc., San Luis Estates, Inc.; Mineral San Sebastian, S.A. de C.V., Universal Developers, Inc., and one hundred percent of the Company's interest in the Commerce/Sanseb Joint Venture, the Company agreed, upon default of the payment of principal or interest to any of the lenders mentioned herein, that it will cancel any inter-company debts owed to the Company by any of its wholly-owned subsidiaries or affiliates at such time as any of the stock or Joint Venture ownership is transferred as a result of default of any promissory note.

(7) Guarantors

The agreement among the lenders further confirms that the Company and all of the following are guarantors of loans made to each of the lenders mentioned above:
Commerce/Sanseb Joint Venture; Homespan Realty Co., Inc.; Piccadilly Advertising Agency, Inc.; San Luis Estates, Inc.; San Sebastian Gold Mines, Inc.; and Universal Developers, Inc. They jointly and severally guaranteed payment of the note(s) that the Company and they caused to be issued and also agreed that these note(s) may be accelerated in accordance with the provisions contained in the agreement and/or any collateral or mortgage/deeds of trust securing these notes. Also, the Company and all of its subsidiaries and affiliates, including the Commerce/Sanseb Joint Venture, agreed to the cross-pledge of the collateral for the benefit of Edward L. Machulak, the Edward L. Machulak Rollover Individual Retirement Account, General Lumber, and the Sylvia Machulak Rollover Individual Retirement Account.

(8) Directors' Transactions

The Directors, by their agreement, have deferred cash payment of their Director fees beginning on January 1, 1981, until such time as the Company's operations are profitable. In the past, Directors were allowed to cancel the payment for fees earned by them by accepting the Company's restricted common shares. Said pricing of shares varied and were dependent partially on the market value of the tradable common shares. Beginning with October 1, 1996, the Director fees are $1,200 for each quarterly meeting and $400 for the attendance of any other Directors' meeting. The Executive Director fees beginning on October 1, 1996, were fixed at $400 a meeting. The Directors and Officers have a right to exchange the amount due to them for the Company's common shares. The Director/President of the Company does not receive any Director fees.

On September 16, 1994, the Directors adopted a resolution offering the Directors and Officers of the Company (President not included) a right to exchange the compensation due to them for the Company's common shares valued at the lowest bid quote reflected in the NASD Monthly Statistical Report during a twelve-month period preceding the exercise of this right during March of each fiscal year. During March 1998, the Directors/Officers exercised their rights to purchase 20,800 shares at a price of $1.00 per share which was the low bid price on March 26, 1998, in payment of all compensation due to them as of March 31, 1998.

(9) Machulak, Hutchinson, Robertson, Dwyer & O'Dess, S.C. ("Law Firm")

The Law Firm which represents the Company in which a son of the President is a principal is owed the sum of $175,082 for legal services rendered some of which dates back to the amount due from July 1984. The amount due is based on the present current hourly rate charged to the Company. By agreement, these fees are to be adjusted to commensurate with the hourly fees charged by the Law Firm on the date of payment. Also, the son of the President and his son's wife have the Company's open-ended, on-demand promissory note in the sum of $59,222 which bears interest at an annual rate of 16% payable monthly.

(10) Intercompany Transactions and Other Transactions

(a) In addition to the transactions between the Company and General Lumber, and certain individuals who also are Directors and Officers of the Company and between the Company and its Officers, Directors and affiliates, the Company has had transactions with its majority-owned subsidiaries, San Luis Estates, Inc., Universal Developers, Inc., Homespan Realty Co., Inc., Piccadilly Advertising Agency, Inc., San Sebastian Gold Mines, Inc., Mineral San Sebastian S.A. de C.V., and substantial transactions with the Commerce/Sanseb Joint Venture.

(b) The Company formerly advanced funds, allocated and charged its expenses to the Joint Venture. The Joint Venture in turn capitalized all of these advances, allocations and expenses. During this fiscal year the Company restated its prior period financial statements.

         The Company changed its consolidation policy to include the income and expenses and the assets, liabilities and equity of its Joint Venture rather than show it as an investment on the balance sheet. The consolidated balance sheets for March 31, 1998 and 1997 and the consolidated statements of changes in shareholders' equity, consolidated statements of cash flows and consolidated statements of operations for the years ended March 31, 1998, 1997 and 1996 were also restated to reflect this change.

         The balance sheet effect of the change in policy was to reduce the Joint Venture advances by a total of $3,574,460 which consisted of the following amounts: $1,511,895 for 1998; $1,012,739 for 1997; $816,029 for 1996 and $233,797 for prior years. Retained earnings were reduced by an offsetting amount for both 1998 and 1997. The consolidated statements of changes in shareholders' equity were also restated to reflect these changes.

         The consolidated statements of operations for the years ended March 31, 1998, 1997 and 1996 were restated to eliminate interest income earned from the Joint Venture. The amounts were $1,511,895, $1,012,739 and $816,029 for 1998, 1997 and 1996 respectively.

         The consolidated statements of cash flows for 1998 and 1997 were also restated to reflect the changes in operating profits (losses) that are outlined in the above paragraphs.

         This change is reflected in the Company's financial statements, but they do not alter the fact that for distribution of the Joint Venture profits, the former accounting methods will be separately preserved to distinguish and determine the future division of funds.

(c) The Company maintains a separate accounting for the funds advanced to the Joint Venture and for the interest charged which is the prime rate quoted on the first business day of each month plus four percent and said interest is payable monthly. These advances, together with interest, are to be paid to the Company prior to the distribution of any profits.



Company Advances to the Joint Venture                                                Total Advances          Interest Charges
Balance April 1, 1990                                                                  $  1,625,163               $   252,060
  Year ended March 31, 1991                                                                 718,843                   266,107
  Year ended March 31, 1992                                                                 698,793                   312,004
  Year ended March 31, 1993                                                               1,003,617                   347,941
  Year ended March 31, 1994                                                               1,155,549                   451,180
  Year ended March 31, 1995                                                               2,884,078                   751,389
  Year ended March 31, 1996                                                               4,303,045                 1,286,739
  Year ended March 31, 1997                                                               4,864,413                 1,567,375
  Year ended March 31, 1998                                                               5,631,450                 2,179,731
                                                                                      -------------
Gross advances                                                                          $22,884,951                $7,414,526
Less proceeds received from gold sales:
  Year ended March 31, 1996                                   $1,180,279
  Year ended March 31, 1997                                      969,721
  Year ended March 31, 1998                                    1,234,443                  3,384,443
                                                             -----------
Balance                                                                                 $19,500,508
Advances by three of the Company's
wholly-owned subsidiaries                                                                   590,265                         0
                                                                                      -------------
Total advances through March 31, 1998                                                   $20,090,773                $7,414,526
                                                                                        ===========


(d)  Transaction with Pension or Similar Plans

During December 1983, the Company's Board of Directors authorized the Company to establish a Cash or Deferred Profit Sharing Plan and Trust to meet the requirements for a qualified employee benefit plan as set forth in Section 401 et seq of the 1954 Internal Revenue Code, Section 401(k) and further authorized that, in lieu of cash, certain assets could be placed in this plan for those who qualify. Since all of the Company's assets are pledged as collateral, in connection with outstanding loans, and because of the Company's limited cash position, this plan was not effected, however it is intended to effectuate the plan as soon as it is able to fund it.

(e)  Transactions with Promoters

The Company has entered into several consulting agreements with finders of funds. These finders may be deemed to be promoters.

(f)  Termination of Employment--None

(g)  Compliance with Section 16(a) of the 1934 Act

The Company believes that each Director and/or Officer has not intentionally been remiss in filing Securities and Exchange Commission Forms 3, 4, or 5 and amendments thereto on a timely basis during the fiscal year ended March 31, 1998. The Company is not responsible for incorrect information supplied to it by its Directors or Officers in regard to compliance with Section 16(a) of the 1934 Act.

                                PROPOSAL NUMBER 3 - REINCORPORATION IN WISCONSIN

At its meeting on May 11, 1998, the Board of Directors of the Company unanimously approved and adopted, subject to stockholder approval, an Agreement and Plan of Merger (the "Merger Agreement"), a copy of which is included as Exhibit A to this Proxy Statement, pursuant to which the Company is to be merged with and into CGC Wisconsin, Inc. ("CGC Wisconsin"), a Wisconsin corporation recently organized by the Company as a wholly-owned subsidiary solely for the purpose of effecting the change in the state of incorporation of the Company (sometimes referred to below as "CGC Delaware") from Delaware to Wisconsin (the "Reincorporation"). On the effective date of the Reincorporation (the "Effective Date"), CGC Delaware will be merged into CGC Wisconsin (the "Merger") and CGC Wisconsin will be the surviving corporation of the Merger and automatically change its name to "Commerce Group Corp."

As a result of the Reincorporation, each outstanding share of Common Stock will be converted automatically into one share of common stock of CGC Wisconsin, $.10 par value per share, and should continue to be listed without interruption on the Boston Stock Exchange and on The Nasdaq Stock MarketSM. Each certificate currently representing issued and outstanding shares of Common Stock will continue after the Reincorporation to represent the same number of shares of common stock of CGC Wisconsin. Outstanding options to purchase shares of Common Stock outstanding will be automatically converted into identical options to purchase the same number of shares of CGC Wisconsin. IT WILL NOT BE NECESSARY FOR STOCKHOLDERS TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF CGC WISCONSIN AS A RESULT OF THE REINCORPORATION.

In addition, in connection with the reincorporation, the number of authorized shares of common stock will be increased from 15,000,000 to 50,000,000 shares. The purpose of the increase in authorized common stock is to provide for future issuances of common stock. The Company has no current plans to issue any additional shares of common stock.

The Reincorporation will not result in any change in the name, business, management, benefit plans, location, assets, liabilities or net worth of the Company. The corporate headquarters of the Company will remain in Wisconsin. All of the assets, liabilities, subsidiaries and other properties of CGC Delaware will, pursuant to the Merger Agreement, become the assets, liabilities, subsidiaries and other properties of CGC Wisconsin to the full extent provided by law.
At present, CGC Wisconsin has only nominal assets.

Assuming the requisite stockholder authorization and approval of the Reincorporation is obtained at the Meeting, it is presently anticipated that the Reincorporation will be consummated on October 20, 1998, or as soon thereafter as is practicable in the discretion of the Board of Directors. The Board of Directors of the Company has, however, reserved the right to abandon the Reincorporation prior to the Effective Date of the Merger. See "Amendment of the Merger Agreement or Abandonment of the Reincorporation."

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE REINCORPORATION PROPOSAL.

Principal Reasons for Changing the State of Incorporation

The proposed Reincorporation will provide the Company with state tax and other savings. As a Delaware business corporation, the Company is required to file annual returns with the Secretary of State of Delaware, and pay an annual franchise tax based on "assumed par value capital." The Company's 1997 Delaware franchise tax liability paid in 1998 was approximately $820.00. It is anticipated that the Delaware franchise tax liability for 1998, will be substantially the same if the Company does not change its state of incorporation from Delaware or if it does not increase the number of authorized shares. Wisconsin has no similar annual tax on domestic corporations; however, it would impose a one-time fee of up to $10,000 for the establishments of CGC Wisconsin. See "Comparison of Delaware and Wisconsin Law - Differences." Thus, the present value of the savings resulting to the Company from the reincorporation over a period of years could be a substantial sum of money particularly in view that the Directors want to increase substantially its authorized shares.

An additional reason for the Reincorporation is to conform the Company's legal residence to its principal place of business. The Company believes that having its legal residence in Wisconsin will enable the Company to have a more significant voice in the legislative process with respect to the corporate laws directly affecting it. This opportunity can be an important one, as corporations are substantially affected by changes in the legal and financial environment in which they operate, and by the variety of legislative and other governmental actions that may be taken in response to such changes.

In addition, the Board of Directors believes that, because the Wisconsin Business Corporation Law ("WBCL") offers corporate law advantages comparable to those that the Delaware General Corporation Law ("DGCL") offers, the extra tax burden that results from maintaining a Delaware domicile is unwarranted. The WBCL includes the grant of authority to permit directors broader discretion in performing their duties and mandatory corporate indemnification of directors and officers. See "Comparison of Delaware and Wisconsin Law-Similarities; Comparison of Delaware and Wisconsin Law-Differences." These provisions make it more difficult for shareholders to challenge directors' actions or successfully sue them for breach of fiduciary duty. The Board of Directors believes that these provisions are of value in that they permit the Company to continue to attract and retain qualified persons to serve as directors and to encourage the effective exercise of directors' business judgment by providing a greater degree of assurance to the directors that they can act within a wide range of discretion without the threat of litigation. At present, there is no pending litigation or proceeding involving the directors of the Company in their capacity as directors, and to the knowledge of the Company, no such litigation or proceeding is threatened.

The Delaware Certificate and By-Laws and Wisconsin Articles and By-Laws

Although the Reincorporation is not expected to change the business and operations of the Company, the Reincorporation will change the legal domicile of the Company and will change the law applicable to the Company's corporate affairs from Delaware to Wisconsin and result in the Company's corporate affairs being governed by the Restated Articles of Incorporation of CGC Wisconsin ("Wisconsin Articles") and the By-Laws of CGC Wisconsin ("Wisconsin By-Laws"). The Wisconsin Articles and the Wisconsin By-Laws of CGC Delaware will be substantially the same as the current Restate Certificate of Incorporation and By-Laws of CGC Delaware ("Delaware Certificate" and "Delaware By-Laws"). Certain differences, which generally relate to the differences between the WBCL and the DGCL, are summarized in the comparison of Wisconsin and Delaware law sections below. Copies of the Wisconsin Articles and the Wisconsin By-Laws, and the Delaware Certificate and the Delaware By-Laws, may be obtained from the Company, without charge, by written request addressed to Commerce Group Corp., 6001 North 91st street, Milwaukee, Wisconsin 53225-1795.

Comparison of Delaware and Wisconsin Law - Similarities

Modern corporation laws have evolved to the point where the laws of most states contain substantially similar provisions regarding major features of corporate existence. Certain relevant similarities between the DGCL as it currently applies to the Company and the WBCL as it will apply to the Company after the Reincorporation are described below:

Classified Board of Directors; Removal of Directors. Both the DGCL and the WBCL allow the Board of Directors to be divided into two or three classes. The Delaware Certificate provides and the Wisconsin Articles will provide that the Board of Directors is to be classified into three classes of approximately equal size and tenure. Under the DGCL, absent a provision to the contrary in a corporation's certificate of incorporation, directors on a classified board can be removed only for cause. The DGCL allows for the removal of directors on a classified board with or without cause unless the articles of incorporation or by-laws provide that the directors may be removed only for cause. The Wisconsin Articles will provide that Directors may be removed only for cause. As a result, the current prohibition on the removal of Directors without cause will be carried over to the Wisconsin Articles. In addition, the Delaware Certificate provides and the Wisconsin Articles will provide that vacancies on the Board of Directors may be filled, subject to the rights of holders of Preferred Stock or outstanding stock other than Common Stock, only by the majority vote of Directors remaining on the Board of Directors, and that any new Director elected to fill a vacancy on the Board will serve the remainder of the full term of the class in which the vacancy occurred.

Preferred Stock. The Delaware Certificate authorizes and the Wisconsin Articles will authorize the issuance of 250,000 shares of preferred stock (the "Preferred Stock") by the Board of Directors without any further action by the stockholders. The Delaware Certificate provides and the Wisconsin articles will provide that the relative rights and preferences of any Preferred Stock issued in the future may be established by the Board of Directors without shareholder action. The DGCL permits the Board of Directors to decrease the number of authorized shares of any series of preferred stock (but not below the number of shares then outstanding). The WBCL, however, does not permit a Board of Directors to decrease the number of shares in a series of preferred stock.

Required Vote for Authorization of Certain Action. Both the DGCL and the WBCL permit the authorization of a merger, dissolution or disposition of substantially all the assets of corporations by the holders of a majority of the outstanding shares of capital stock entitled to vote. Under the WBCL, this majority shareholder vote also applies to a share exchange.

Shareholder Action by Consent. Under the DGCL, unless the certificate of incorporation provides otherwise, any action which may be taken by the stockholders at a meeting may also be taken without a meeting by written consent by the holders of such number of shares which, if present at a meeting, could have so acted by vote. The Delaware Certificate prohibits stockholder action without a meeting. Under the WBCL, shareholders may take action without a meeting by unanimous written consent, or, if a Wisconsin corporation so elects in its articles of incorporation, by less than unanimous written consent. The Wisconsin Articles will not provide that shareholder action without a meeting may be taken by less than unanimous consent, and therefore, any shareholder action taken after the Reincorporation will, from a practical perspective, require a shareholder's meeting, as is currently the case with the Company.

Interested Director Transactions. Under both the DGCL and the WBCL, contracts or transactions in which one or more of the corporation's directors has an interest are not void or voidable solely because of such interest or because such director was present at the directors' or shareholders' meeting where such contract or transaction was approved, if certain conditions are met. Under the laws of both Wisconsin and Delaware, if the director's interest is fully disclosed and a vote is taken in good faith, such contracts or transactions may be approved by a majority vote of the shareholders (excluding under the WBCL shares held by the interested director or entities controlled by the interested director) or of the disinterested directors. If the contracts or transactions are shown to be fair and reasonable as to the corporation at the time that they are authorized, approved or ratified by the board of directors, then separate shareholder or disinterested director approval is not required.

Indemnification of Directors and Officers. Under the DGCL, indemnification provisions are strictly elective. The Delaware By-Laws obligate the Company to indemnify its directors and officers to the fullest extent allowed by Delaware law. In summary, the Delaware By-Laws require the Company to indemnify a director or officer against any and all liabilities and reasonable expenses incurred in connection with the investigation, defense, settlement or appeal of any type of action, whether instituted by a third party or a stockholder (excluding derivative claims);

provided the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful. With regard to derivative actions or suits by the corporation, directors and officers are entitled to indemnification for expenses incurred in the defense of any such action or suit; provided, however, that indemnification may not be made if the person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation absent approval by a court. The director or officer is entitled to an advance of expenses in connection with any investigation, defense, settlement or appeal of any type of action if the director or officer provides to the Company a written undertaking to repay such expense advance if it is ultimately determined that the director or officer is not entitled to indemnification.

The WBCL and the Wisconsin By-Laws provide for mandatory indemnification of a director or officer against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding (whether brought derivatively or by a third party) and (ii) in proceedings in which the director or officer is not successful in the defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his or her duties to the corporation and such breach or failure constituted (a) a willful failure by the director or officer to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. The WBCL specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent otherwise required or permitted under the WBCL as described above. The Company is aware of the positions of the Securities and Exchange Commission that indemnification against liabilities under the federal securities laws is contrary to public policy and that federal law will be controlling with respect to the availability of indemnification for actions based on the federal securities laws. The WBCL also does not limit indemnification to expenses in connection with a claim by or on behalf of the corporation and is mandated by the DGCL. The Wisconsin By-Laws also require the advance payment of directors' and officers' litigation expenses, subject to certain conditions.

The DGCL permits a corporation to adopt a provision in its certificate of incorporation that limits the monetary liability of the corporation's directors to the corporation or its stockholders for a breach of the director's fiduciary duty of care. The Delaware Certificate contains such a provision. Under the DGCL, a corporation may not limit a director's monetary liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders;
(ii) an act or omission not in good faith or involving intentional misconduct or knowing violation of law; (iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (iv) any transaction in which the director received an improper personal benefit.

Unlike the DGCL, the WBCL automatically limits the liability of directors of Wisconsin corporations statutorily, without requiring a provision in a corporation's articles of incorporation. Under the WBCL, the personal liability of a director to the corporation and its shareholders is eliminated, except where (a) the liability is based on a breach of the director's duty (whether duty of care or duty of loyalty) to the corporation and its shareholders and (b) such breach constitutes (i) the director's willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director had a material conflict of interest; (ii) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director derived an improper personal profit; or
(iv) willful misconduct. The DGCL does not specifically define the type of conduct that constitutes a breach of director's "duty of loyalty," while clauses
(i) and (iii) above define the specific types of behavior under the WBCL that constitutes a breach of a director's duty of loyalty that would preclude elimination of personal liability. Because of the vagaries of the DGCL in this regard, it is possible that a broad interpretation of a breach of a director's duty of loyalty under the DGCL could result in the imposition of personal liability on a director under the DGCL when such conduct would be shielded from liability under the WBCL. A director may also be found personally liable to a corporation for the amount of a distribution made in violation of the WBCL if the director's vote constitutes conduct described in the preceding sentence.

Amendment of By-Laws. The DGCL provides that the board of directors may adopt, amend or repeal by-laws of a Delaware corporation if such power is conferred in the certificate of incorporation. The Delaware Certificate contains a provision conferring this power on the Directors. Under the WBCL, such power is granted to the board of directors unless otherwise stated in the articles or by-laws. After the Reincorporation, the Wisconsin Articles and By-Laws will not prohibit the Board of Directors from taking such action regarding the Wisconsin By-Laws and, therefore, the Board of Directors' current ability to amend the By-Laws will continue unchanged after the Reincorporation.

Comparison of Delaware and Wisconsin Law - Differences

Although it is impractical to note all of the differences between the corporation laws of Delaware and Wisconsin, the following is a summary of the significant differences between the DGCL and the WBCL as applicable to the
Company:

Corporation Franchise Taxes. Under Delaware law, corporations are assessed a franchise tax based upon the "assumed par value" of their outstanding shares or total shares issued, whichever is less. The Company paid approximately $820.00 in corporate franchise tax to the State of Delaware in 1998. Wisconsin has no comparable tax for domestic corporations. Since the Company is headquartered in Wisconsin and operates chiefly out of this state, changing the state of incorporation is expected to have no effect upon its income and other corporate taxes, other than relieving the Company of any liability for Delaware franchise taxes.

Special Meetings of Shareholders. Under Delaware law, the Delaware Certificate and the Delaware By-Laws, a special meeting of stockholders may be called only by the Board of Directors. Under Wisconsin law, a special meeting of shareholders must also be called by the Board of Directors pursuant to a written demand of the holders of not less than one-tenth of the votes entitled to be cast at such meeting or by such other person as may be designated in the articles or by-laws. The Wisconsin Articles and By-Laws will not designate any such other person. The Wisconsin By-Laws will set forth in detail the procedures required to call a special meeting of shareholders. Neither the Wisconsin Articles nor the Wisconsin By-Laws will give shareholders the right to propose business at a special meeting of shareholders called by the Board of Directors or pursuant to the demand of other shareholders.

Inspection of Corporate Records. The DGCL permits any stockholder of record to inspect the corporate records of a corporation upon a good faith showing of a proper purpose, and the stockholder list must be made available for inspection at least 10 days before a stockholders' meeting and may be inspected by any stockholder. By contrast, under the WBCL, in order to inspect and copy the corporate records of a corporation, including the shareholder list, a shareholder must be a shareholder of record and either has been a shareholder of record of the corporation for at least 6 months before making a demand or holds at least 5% of the outstanding shares of the corporation. Under the WBCL, a shareholder's demand must also be made for a proper purpose. In addition, under the WBCL, all shareholders may inspect the shareholder list for a meeting beginning two business days after the notice of a meeting of shareholders is given and ending at the conclusion of the meeting.

Dividends. Under the DGCL, a corporation may pay dividends and repurchase stock out of surplus and any net profits for the fiscal year in which the dividend was declared or for the preceding fiscal year provided that no payment may reduce capital below the amount of capital represented by all classes of shares having a preference upon the distribution of assets. Under the WBCL, the board of directors may authorize and the corporation may make distributions to its shareholders unless after such distribution the corporation would not be able to pay its debts as they become due or its total assets after the distribution would be less than the sum of its total liabilities, plus, unless the articles of incorporation provide otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of the distribution. The Company has never paid any dividends on its Common Stock for the past 15 years. However, the Company believes that any difference in the standards for the payment of dividends will have no practical effect on the ability of the Company to pay dividends in the future.

Dissenters' Rights. Under both Delaware and Wisconsin law, a shareholder is entitled to receive payment of the fair value of the shareholder's common stock if the shareholder dissents from a proposed merger or consolidation. Under the DGCL, dissenters' rights are not available in the case of a sale of all or substantially all of the assets of a corporation. Dissenters' rights also are not available for stockholders of the surviving corporation if the merger did not require the approval of the stockholders of the surviving corporation or if the shares of the Delaware corporation that is party to a merger or consolidation are listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or are held of record by not less than 2,000 persons and in the merger or consolidation Stockholders receive shares of stock of the corporation surviving or resulting from the merger or consolidation and/or shares of stock of any other corporation that are either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 persons and/or cash in lieu of fractional shares of the foregoing or any combination of the foregoing. Since the Common Stock is currently listed, and the shares of CGC Wisconsin will continue to be listed on the Boston Stock Exchange and on The Nasdaq Stock MarketSM, dissenters' rights will not be available to shareholders in connection with the Reincorporation.

In addition to being applicable in the case of a merger, under the WBCL, dissenters' right are available in the case of a share exchange or sale of all or substantially all of the assets of a Wisconsin corporation. Dissenters' rights may also be made applicable by affirmative provision in the articles of incorporation, by-laws or a board of directors' resolution in the case of certain amendments to the articles of incorporation or other actions requiring a shareholder vote. However, under the WBCL, except with respect to business combinations with a 10% or greater shareholder, or unless the articles of incorporation provide otherwise, dissenters' rights are not available to holders of shares registered on a national securities exchange or quoted on the National Association of Securities Dealers, Inc. automated quotations system on the record date for a meeting of shareholders at which action on the proposed transaction otherwise subject to dissenters' rights is to be taken. As a result, assuming the continued listing of the Common Stock on the Boston Stock Exchange and on The Nasdaq Stock MarketSM, under the WBCL, shareholders may not be entitled to dissenters' rights with respect to any future merger or sale of all or substantially all of the assets of the Company that might occur following the Reincorporation. The Company has no current plans for any such transaction.

Director and Officer Discretion. Under the provisions of the WBCL (the "Wisconsin Stakeholder Provisions"), in discharging his or her duties to the corporation and in determining what he or she believes to be in the best interests of the corporation, a director or officer may, in addition to considering the effects of any action on shareholders, consider the effect of the action on employees, suppliers, customers, the communities in which the corporation operates and any other factors that the director or officer considers pertinent. The DGCL does not contain a comparable provision, but the Delaware Certificate includes a provision substantially similar to the WBCL. Under Delaware law, the consideration that a board may give to nonstockholder constituencies is less clear. Under Delaware judicial doctrine, a director may consider the effect of a proposed action on nonstockholder constituencies when these interests are not adverse to the interests of stockholders.

Anti-Takeover Statutes. DGCL Section 203 (the "Delaware Business Combination Statute") applies to certain business combination involving a corporation and certain of its stockholders. Unless the corporation's certificate of incorporation expressly provides that Section 203 of the DGCL shall not apply, the Delaware Business Combination

Statute prevents an "Interested Stockholder" (defined generally as a person with 15% or more of the corporation's outstanding voting stock) from engaging in a "Business Combination" (defined to include a variety of transactions, including the sale of assets, mergers and almost any related party transaction) with a Delaware corporation for three years following the date such person became an Interested Stockholder, unless (i) before such person became an Interested Stockholder, the board of directors of the corporation approved the transaction in which the Interested Stockholder became an Interested Stockholder or approved the Business Combination; (ii) upon consummation of the transaction which resulted in the Interested Stockholder becoming an Interested Stockholder, the Interested Stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by certain employee stock ownership plans); or (iii) following the transaction in which such person became an Interested Stockholder, the Business Combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the Interested Stockholder. The Delaware Business Combination Statute currently applies to the Company. Sections 180.1140 to
180.1145 of the WBCL (the "Wisconsin Business Combination Statute") regulate a broad range of "business combinations" between a Wisconsin corporation and an "interested stockholder." The Wisconsin Business Combination Statute defines a "business combination" to include a merger or share exchange, sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets equal to at least 5% of the market value of the stock or assets of the company or 10% of its earning power, or issuance of stock or rights to purchase stock with a market value equal to at least 5% of the outstanding stock, adoption of a plan of liquidation and certain other transactions involving an "interested stockholder." An "interested stockholder" is defined as a person who beneficially owns, directly or indirectly, 10% of the voting power of the outstanding voting stock of a corporation or who is an affiliate or associate of the corporation and beneficially owned 10% of the voting power of the then outstanding voting stock within the last three years. The Wisconsin Business
Combination Statute prohibits a corporation from engaging in a business combination (other than a business combination of a type specifically excluded from the coverage of the statute) with an interested stockholder for a period of three years following the date such person becomes an interested stockholder, unless the board of directors approved the business combination or the acquisition of the stock that resulted in a person becoming an interested stockholder before such acquisition. Business combination after the three-year period following the stock acquisition date are permitted only if (i) the board of directors approved the acquisition of the stock prior to the acquisition date; (ii) the business combination is approved by a majority of the outstanding voting stock not beneficially owned by the interested stockholder; or (iii) the consideration to be received by shareholders meets certain requirements of the statute with respect to form an amount. Unlike the prohibition on business combinations in the Delaware Business Combination Statute, which is inapplicable if the interested stockholder acquires at least 85% of the outstanding voting stock at the time of becoming an interested stockholder or if during the three-year period of the prohibition the board of directors and holders of two-thirds of the unaffiliated shares approve the business combination, the Wisconsin Business Combination Statute's prohibition on business combinations applies for three years after the acquisition of at least 10% of the outstanding shares without regard to the percentage of shares owned by the interested stockholder and cannot be avoided by subsequent action of the board of directors or shareholders. The Wisconsin Business Combination Statute is also triggered by the acquisition of 10% of the outstanding shares rather than 15% under the Delaware Business Combination Statute.

The WBCL provides that certain mergers share exchanges or sales, leases, exchanges or other dispositions of assets in a transaction involving a "significant shareholder" are subject to a supermajority vote of shareholders (the "Wisconsin Fair Price Statute"), in addition to any approval otherwise required. A "significant shareholder" is defined as a person who beneficially owns, directly or indirectly, 10% or more of the voting stock of a corporation or an affiliate of the corporation which beneficially owned, directly or indirectly, 10% or more of the voting stock of the corporation within the last two years. Such business combination must be approved by 80% of the voting power of the corporation's stock and at least two-thirds of the voting power of the corporation's stock not beneficially held by the significant shareholder who is party to the relevant transaction or any of its affiliates or associates, in each case voting together as a single group, unless the following fair price standards have been met: (i) the aggregate value of the per share consideration is equal to the higher of (a) the highest price paid for any common shares of the corporation by the significant shareholder in the transaction in which it became a significant shareholder or within two years before the date of the business combination; (b) the market value of the corporation's shares on the date of commencement of any tender offer by the significant shareholder, the date on which the person became a significant shareholder or the date of the first public announcement of the proposed business combination, whichever is higher; or (c) the highest liquidation or dissolution distribution to which holders of the shares would be entitled; and (ii) either cash, or the form of consideration used by the significant shareholder to acquire the largest number of shares, is offered. However, the impact of the Wisconsin Fair Price Statute is limited because the statute does not prohibit an acquirer from effecting a second step transaction as a "reverse stock split" without complying with the statute.

Under Section 180.1150 (the "Wisconsin Control Share Statute") of the WBCL, the voting power of shares, including shares issuable upon conversion of convertible securities or exercise of options or warrants, of an "issuing public corporation" (which the Company would be after the effectiveness of the Reincorporation) held by any person or persons acting as a group in excess of 20% of the voting power in the election of directors is limited to 10% of the full voting power of those shares, unless the articles of incorporation otherwise provide. This restriction does not apply to shares acquired directly from the issuing public corporation, in certain specified transactions, or in a transaction in which the corporation's shareholders have approved restoration of the full voting power of the otherwise restricted shares. The impact of the Wisconsin Control Share Statute is limited because it will have a limited impact on a person who acquires 75% or more of the Common Stock. The DGCL does not have a similar provision.

Section 180.1134 (the "Wisconsin Defensive Action Restrictions") of the WBCL provides that in addition to the vote otherwise required by law or the articles of incorporation of an issuing public corporation (which would apply to the Company after the Reincorporation) the approval of the holders of a majority of the shares entitled to vote is required before such a corporation can take certain action while a takeover offer is being made or after the takeover offer has been publicly announced and before it is concluded. Under the Wisconsin Defensive Action Restrictions, shareholder approval is required for the corporation to (i) acquire more than 5% of the outstanding voting shares at a price above the market price from any individual or organization that owns more than 3% of the outstanding voting shares and has held such shares for less than two years, unless an equal offer is made to acquire all voting shares; or (ii) sell or option assets of the corporation which amount to at least 10% of the market value of the corporation, unless in the case of this clause (ii) the corporation has at least three independent directors and a majority of the independent directors vote to not have this provision apply to the corporation. The Company currently has two independent directors; thus, the restrictions described in clause (i) above will currently have the effect of deterring a shareholder from acquiring the Company's shares with the goal of seeking to have the Company repurchase such shares at a premium over the market price. The DGCL does not have a similar provision.

Statutory Shareholder Liability. Wisconsin law provides that shareholders of Wisconsin domestic corporations and foreign corporations registered to do business in Wisconsin are personally liable, up to the value of the consideration paid to the corporation for their shares, for certain debts owed to employees for services performed. While the WBCL specifies that such liability is limited to the par value of the shares ($.10 in the case of CGC Wisconsin). This decision was affirmed by a split decision of the Wisconsin Supreme Court with one justice abstaining. As a result, it is without precedential effect. Although Delaware has no comparable provision, Wisconsin courts have held that this provision of the WBCL applies to foreign corporations registered to do business in Wisconsin and therefore such provisions may already be applicable to the Company. The impact of this shareholder liability provision, however, is mitigated because the Company (as opposed to its subsidiaries) employs relatively few employees.

Certain Federal Income Tax Consequences of the Reincorporation

The  Reincorporation  will  constitute  a  reorganization  within the meaning of
Section 368(a) of the Code. Accordingly, for federal income tax purposes, no gain or loss will be recognized by stockholders upon the conversion of Common Stock into CGC Wisconsin common stock resulting from the Reincorporation. Each stockholder whose shares are converted from Common Stock into CGC Wisconsin common stock will have the same basis in the common stock of CGC Wisconsin as such stockholder had in the Common Stock immediately prior to the Effective Date of the Reincorporation, and each stockholder's holding period of CGC Wisconsin common stock will include the period during which such stockholder held the corresponding shares of Common Stock, provided such corresponding shares of Common Stock were held by the stockholder as a capital asset on the Effective Date. No gain or loss will be recognized by the Company or by CGC Wisconsin as a result of the Reincorporation.

NO INFORMATION IS PROVIDED HEREIN WITH RESPECT TO THE TAX CONSEQUENCES, IF ANY, UNDER APPLICABLE STATE, LOCAL OR FOREIGN LAWS, AND EACH STOCKHOLDER IS ADVISED TO CONSULT HIS OR HER PERSONAL ATTORNEY OR TAX ADVISOR AS TO THE FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF THE PROPOSED REINCORPORATION IN VIEW OF THE STOCKHOLDER'S INDIVIDUAL CIRCUMSTANCES.

Amendment of the Merger Agreement or Abandonment of the Reincorporation

The Board of Directors of the Company may amend, modify and supplement the Merger Agreement, before or after stockholder approval. However, no such amendment, modification or supplement may be made or become effective after stockholder approval which, in the judgment of the Board, would have a materially adverse effect upon the rights, powers, privileges or preferences of the Company's stockholders. The Merger Agreement may be terminated and the Reincorporation may be abandoned, notwithstanding stockholder approval, by the Board of Directors of the Company at any time before consummation of the Reincorporation if the Board should determine that in its judgment the Reincorporation does not appear to be in the best interests of the Company or its stockholders.

Vote Required to Approve the Reincorporation; Dissenter's Rights

Under Delaware law, the affirmative vote of holders of a majority of the shares eligible to vote is required for approval of the Reincorporation proposal. Consequently, any shares not voted at the Meeting, whether due to broker non-votes, abstentions or otherwise, will have the same effect as vote against the Reincorporation. The votes represented by the proxies received will be voted FOR approval of the Reincorporation, unless a vote against such approval is specifically indicated on the proxy.

Dissenters' rights will not be available to stockholders in connection with the proposed Reincorporation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE REINCORPORATION PROPOSAL.

      PROPOSAL NO. 3--RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANT

The Board of Directors has selected Bruce Michael Redlin, certified public accountant as the Company's independent accountant for the fiscal year ended March 31, 1999. Shareholders will be asked to ratify the selection of Bruce Michael Redlin at the Annual Meeting. Ratification will require the favorable vote of the holders of a majority of the common stock represented and voting at the Meeting. Although ratification of the accountant by the shareholders is not legally required, the Company's Board of Directors believes such ratification to be in the best interest of the Company. If the shareholders do not ratify this appointment, other firms of certified public accountants will be considered by the Board of Directors. Bruce Michael Redlin was the Company's independent accountant for the fiscal year ended March 31, 1998. Mr. Bruce Michael Redlin has been conducting audits for the Company beginning with the March 31, 1982 audit. He is expected to attend the Annual Meeting with the opportunity to make a statement if he desires to do so and he will be available at that time to respond to appropriate questions.

                                  SHAREHOLDERS' PROPOSAL FOR NEXT ANNUAL MEETING

Any proposal of a shareholder intended to be presented at the next annual meeting of shareholders, expected to be held on October 1, 1999, must be received at the office of the Secretary of the Company by January 11, 1999, if such proposal is to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.


                                                   ANNUAL REPORT

The Company's fiscal year ended March 31, 1998 Annual Report to Shareholders has been mailed to shareholders concurrently herewith, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of this proxy solicitation material.

On or about June 29, 1998, the Company filed with the Securities and Exchange Commission its Annual Report on Form 10-K. This Report contains detailed information concerning the Company and its operations, supplementary financial information and certain schedules which, except for exhibits, are included in the Annual Report to Shareholders. A copy of the Annual Report will be furnished without charge upon written request to: Investor Relations, Commerce Group Corp., 6001 North 91st Street, Milwaukee, Wisconsin 53225.

                                             EXPENSES OF SOLICITATION

The total cost of this solicitation will be borne by the Company. In addition to use of the mails, certain officers, directors and regular employees of the Company, without receiving additional compensation, may solicit proxies personally by telephone or facsimile. The Company may reimburse persons holding shares in their own names or in the names of their nominees for expenses they incur in obtaining instructions from beneficial owners of such shares.

                                                   OTHER MATTERS

Management knows of no other business to be presented at the Meeting, but if other matters do properly come before the Meeting, it is intended that the persons named in the proxy will vote on said matters in accordance with their best judgment. The above Notice, Proxy Statement and Form of Proxy are sent by Order of the Board of Directors. The Directors urge you to attend this meeting and if you are not able to attend, please submit your proxy. Your interest and cooperation is greatly appreciated.


                                                        Edward A. Machulak

                                                        Executive Vice President
                                                        and Corporate Secretary
August 20, 1998

                                            PROXY COMMERCE GROUP CORP.
                                                       PROXY
                                              6001 North 91st Street
                                          Milwaukee, Wisconsin 53225-1795

                     This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Edward L. Machulak and Edward A. Machulak as Proxies each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Commerce Group Corp. held of record by the undersigned on August 19, 1998, at the annual meeting of shareholders to be held on October 16, 1998, or any adjournment or adjournments thereof.

1.       ELECTION OF TWO DIRECTORS to vote FOR the nominees listed below

         Edward L. Machulak, Class III Director, term expiring at the 2001
          Annual Shareholders' Meeting

                                      ________ FOR________ WITHHOLD AUTHORITY

         Sidney Sodos, Class III Director, term expiring at the 2001 Annual
          Shareholders' Meeting

                                      ________ FOR________ WITHHOLD AUTHORITY

2. Proposal to reincorporate Wisconsin by merger into the Company's wholly owned subsidiary, CGC

         Wisconsin, Inc.

                                        _____ FOR_____ AGAINST_____ ABSTAIN

3. Proposal to approve the appointment of BRUCE MICHAEL REDLIN as independent public accountant of the corporation.

                                        _____ FOR_____ AGAINST_____ ABSTAIN

4. In their discretion on any other matter which may properly come before the meeting or any adjournment or adjournments thereof.

                                   (Continued and to be signed on reverse side)

                                            (Continued from other side)

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for the election of the listed directors, and for the appointment of Bruce Michael Redlin as independent public accountant of Commerce Group Corp.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign as full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                    Dated __________________________________1998



                                    -------------------------------------------
                                    Signature

                                    -------------------------------------------
                                    Signature if held jointly

            (Please mark, sign, date and return the proxy card promptly, using the enclosed envelope.)

                     EXHIBIT A
                   AGREEMENT AND PLAN OF MERGER


     THIS PLAN OF MERGER ("Plan of Merger"), dated as of __________, 1998, by and between COMMERCE GROUP CORP., a Delaware corporation ("CMG Delaware"), and CGC, CORP., a Wisconsin corporation ("CGC Wisconsin").

                           WITNESSETH:

     WHEREAS, the authorized capital stock of CMG Delaware consists of 15,000,000 shares of common stock, $.10 par value ("CMG Delaware Common Stock"), of which 11,112,670 shares are issued and outstanding as of the date hereof, and 250,000 shares of preferred stock, no par value ("CMG Delaware Preferred Stock"), none of which are issued and outstanding;

     WHEREAS, the authorized capital stock of CGC Wisconsin will consist of 50,000,000 shares of common stock, $.10 par value ("CGC Wisconsin Common Stock"), and 250,000 shares of preferred stock, no par value ("CGC Wisconsin Preferred Stock");

     WHEREAS,   100  shares  of  CGC  Wisconsin  Common  Stock  are  issued  and outstanding and are owned of record by CMG Delaware, and no shares of CGC Wisconsin Preferred Stock are issued and outstanding;

     WHEREAS, CMG Delaware and CGC Wisconsin are entering into this Plan of Merger ("Plan of Merger"), which contemplates the merger ("Merger") of CMG Delaware with and into CGC Wisconsin upon the terms and conditions provided herein and pursuant to the applicable provisions of the Wisconsin Business Corporation Law ("WBCL"), the applicable provisions of the Delaware General Corporation Law ("DGCL") and Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and,

     WHEREAS, the respective Boards of Directors of CMG Delaware and CGC Wisconsin deem it in the best interests of their respective corporations and shareholders that CMG Delaware be merged with and into CGC Wisconsin with CGC Wisconsin being the surviving corporation of the Merger, and each such Board of Directors has approved this Plan of Merger, has authorized its execution and delivery, has directed that this Plan of Merger be submitted to its respective shareholders for approval and has recommended its approval;

     NOW, THEREFORE, in consideration of the premises and the agreements herein contained and in accordance with the DGCL and WBCL, the parties hereto adopt and agree to the following agreements, terms and conditions relating to the Merger and the mode of carrying the same into effect:

                           ARTICLE I

                          The Merger

  1.1 The Merger. Subject to the terms and conditions of this Plan of Merger, at the Effective Time (as defined below), CMG Delaware will be merged with and into CGC Wisconsin, in accordance with the applicable provisions of the WBCL and the applicable provisions of the DGCL.

  1.02 Effective Time of the Merger. Subject to the provisions of this Plan of Merger, articles of merger ("Articles of Merger") shall be duly prepared and executed by CMG Delaware and CGC Wisconsin and thereafter delivered to the Secretary of State of Wisconsin for filing as provided in the WBCL as soon as practicable after approval of the Plan of Merger and the Merger by the shareholders of CMG Delaware and CGC Wisconsin, and a certificate of merger ("Certificate of Merger") shall be duly prepared and executed by CMG Delaware and CGC Wisconsin and thereafter delivered to the Secretary of State of Delaware for filing as provided in the DGCL as soon as practicable after approval of the Plan of Merger and the Merger by the shareholders of CMG Delaware and CGC Wisconsin. The Merger shall become effective as of 5:00 p.m. (Central Time) on the day of filing of the Articles of Merger with the Secretary of State of Wisconsin and a Certificate of Merger with the Secretary of State of Delaware (the "Effective Time"). 99999999999999999999999999999
  1.03 Effects of the Merger.

  (a) At the Effective Time, (i) the separate existence of CMG Delaware shall cease, and CMG Delaware shall be merged with and into CGC Wisconsin as provided in Section 180.1106 of the WBCL and Section 259 of the DGCL (CMG Delaware and CGC Wisconsin are sometimes referred to herein as the "Constituent Corporations," and CGC Wisconsin, after consummation of the Merger, is sometimes referred to herein as the "Surviving Corporation"); (ii) the Restated Articles of Incorporation of CGC Wisconsin in effect immediately prior to the Effective Time shall continue without change (until further amended in accordance with applicable law) as the Restated Articles of Incorporation of the Surviving Corporation except that the name of the Surviving Corporation shall be automatically amended, effective as of the Effective Time, from "CGC Wisconsin, Inc." to "Commerce Group Corp."; (iii) the By-Laws of CGC Wisconsin in effect immediately prior to the Effective Time shall continue without change as the By-Laws of the Surviving Corporation; and (iv) the members of the Board of Directors and the officers of CGC Wisconsin immediately prior to the Effective Time shall continue without change as the directors and officers of the Surviving Corporation (in each case until such time as their respective successors are duly elected or their earlier resignation, death, retirement or removal).

  (b) In accordance with Section 180.1106 of the WBCL and Section 259 of the DGCL, at and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties, of each of the Constituent Corporations; and all and singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest, shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested, by deed or otherwise, in either of the Constituent Corporations shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thereafter attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts and liabilities had been incurred or contracted by it. Any action or proceeding, whether civil, criminal, administrative or investigatory, pending by or against either Constituent Corporation shall be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted as a party in such action or proceeding in place of any Constituent Corporation.

                            ARTICLE 2

            Effect of the Merger on the Capital Stock
                 Of the Constituent Corporations

  2.01(a) Effect on CMG Delaware Common Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the Constituent Corporations or the stockholders of CMG Delaware, all shares of CMG Delaware Common Stock issued and outstanding or held in treasury, if any, immediately prior to the Effective Time shall automatically be converted into an equal number of fully paid and non-assessable shares (except as provided in Section 180.0622(2)(b) of the WBCL) of CGC Wisconsin Common Stock, and certificates representing such shares of CMG Delaware Common Stock issued and outstanding or held in treasury, if any, immediately prior to the Effective Time shall from and after the Effective Time represent the number of shares of CGC Wisconsin Common Stock into which such shares shall have been converted.

  (b) Effect on CMG Delaware Options and Other Rights. At the Effective Time, each option or other right granted by CMG Delaware to purchase or, by contract, to receive CMG Delaware Common Stock (under or subject to any stock option plan or any other agreement of CMG Delaware) and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become a stock option or right to purchase or receive, upon the same terms and conditions, the number and kind of shares of the Surviving Corporation's capital stock equal to the number and kind of shares of CMG Delaware capital stock that the holder thereof would have received had such holder exercised the option or right in full immediately prior to the Effective Time (whether or not such option or right was then exercisable).

  2.02 Effect on CMG Delaware Plans.

  (a) At the Effective Time, each employee or director benefit plan or incentive compensation plan to which CMG Delaware is a party shall be assumed by, and continue to be the plan of, the Surviving Corporation.

  (b) To the extent any of the aforementioned plans of CMG Delaware or any of its subsidiaries provides for the issuance or purchase of, or otherwise relates to, CMG Delaware Common Stock or other capital stock of CMG Delaware, after the Effective Time such plans shall be deemed to provide for the issuance or purchase of, or otherwise relate to, CGC Wisconsin Common Stock or other capital stock of CGC Wisconsin upon the same terms and conditions.

  2.03 Effect on CGC Wisconsin Common Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the Constituent Corporations or the shareholder of CGC Wisconsin, all shares of CGC Wisconsin Common Stock issued and outstanding or held in treasury, if any, immediately prior to the Effective Time shall no longer be issued or outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto.

                            ARTICLE 3

                       Shareholder Approval

  3.01 Shareholder Approval. This Plan of Merger and the Merger herein contemplated shall be submitted to the shareholders of each of the parties hereto in accordance with the applicable provisions of law, and the consummation of this Plan of Merger and the Merger herein provided for are conditioned upon the approval hereof by the shareholders of the respective parties as provided by law.

                            ARTICLE 4

                      Termination; Amendment

  4.01Termination. This Plan of Merger may be terminated and the Merger abandoned by the Boards of Directors of CMG Delaware and CGC Wisconsin at any time until the first to occur of the filing of Articles of Merger with the Secretary of State of Wisconsin or the filing of a Certificate of Merger with the Secretary of State of Delaware.

  4.02 Amendment. Subject to the following sentence, this Plan of Merger may be amended, modified or supplemented by the Constituent Corporations at any time until the first to occur of the filing of Articles of Merger with the Secretary of State of Wisconsin or the filing of a Certificate of Merger with the Secretary of State of Delaware. Notwithstanding the foregoing, amendments, modifications or supplements of this Plan of Merger that are required by the Secretary of State of Wisconsin or the Secretary of State of Delaware and that do not materially and adversely affect the rights, benefits and obligations of any Constituent Corporation may be made unilaterally by the Constituent Corporation filing this Plan of Merger with such office.

  IN WITNESS WHEREOF, the Constituent Corporations have executed this Plan of Merger as of the date and year first above written.



                         COMMERCE GROUP CORP.
                         a Delaware corporation

                         -----------------------------------
                         By:
                         /s/ Edward L. Machulak
                         Edward L. Machulak
                         Chairman of the Board, President,
                         and Chief Executive Officer


                         CGC Wisconsin, Inc.,
                         a Wisconsin corporation



                         -----------------------------------
                         By:
                         /s/Edward L. Machulak
                         Edward L. Machulak
                         Chairman of the Board, President,
                         and Chief Executive Officer